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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported)—November 12, 2002

PHOTOGEN TECHNOLOGIES, INC.
(Exact name as specified in its charter)

NEVADA	0-23553	36-4010347
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
140 Union Square Drive, New Hope, Pennsylvania		18938
(Address of principal executive offices)		(Zip Code)

(215) 862-6860
(Registrants' telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 1.    CHANGES IN CONTROL OF REGISTRANT.

        On November 12, 2002, Photogen Technologies, Inc. (the "Company") consummated the first closing of a financing transaction in which it sold $9,000,000 of its common stock to Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and Tannebaum, LLC (which is controlled in part by Dr. Weinstein, a Company director) for $.27 per share. The Company may engage in additional private placements as part of this financing until it sells an aggregate of $15,000,000 of common stock at $.27 per share (before accounting for the one for four reverse split of the Company's common stock described in Item 5 below).

        Also on November 12, 2002 the Company closed a corporate separation involving a split off of the Company's therapeutic line of business (consisting principally of PH-10 and the Company's laser related technologies) to its five founding stockholders (the "Tennessee Stockholders") in exchange for and cancellation of all of their shares of common stock of the Company (52.9% of the issued and outstanding shares of common stock). The Tennessee Stockholders are Craig Dees, Walter Fisher, Timothy Scott, Eric Wachter and John Smolik. Until the closing, Drs. Dees, Fisher, Scott and Wachter were employed by the Company; and Dr. Scott was an officer and Dr. Wachter was a director of the Company.

        In connection with the financing transaction, all of the Company's Series B Preferred Stock converted into an aggregate of 422,316 shares of common stock (before the reverse split) and the Series B Preferred Stock was cancelled. The Company's Series A Preferred Stock remains outstanding.

        One of the conditions to the closing of the financing transaction with the institutional investors was that the liquidation preference associated with the Series A Preferred Stock be eliminated in exchange for a reduction of the conversion price from $21.17 to $3.00 per share. The Company learned immediately prior to its annual stockholders meeting on October 31, 2002 that the holder of the Series A Preferred Stock would not be in a position to consent to the elimination of the liquidation preference (or the reduction of the conversion price), and the institutional investors agreed to waive this condition. Elan Corporation, plc agreed that in the event of a liquidation of the Company, Elan will make whole Mi3 L.P., Oxford Bioscience Partners IV L.P. and MRNA Fund II L.P. if they incur losses as a result of the Series A liquidation preference. The Company's stockholders will have an opportunity to ratify this agreement before February 1, 2003.

        Prior to these transactions, the Tennessee Stockholders held 52.9% of the Company's issued and outstanding common stock. After the consummation of the transactions, the institutional investors now hold a majority of the common stock of the Company.

        Each of the corporate separation and the financing transaction described above effected a change in control of the Company.

        The summary of the transactions described in this Form 8-K is qualified by reference to the Separation Agreement and the Common Stock Purchase Agreement, as amended, which are exhibits hereto.

Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

        Pursuant to the corporate separation transaction, the Company's therapeutic line of business (consisting principally of PH-10 and the Company's laser related technologies) was split off to the Tennessee Stockholders in exchange for and cancellation of all of their shares of common stock of the Company (52.9% of the issued and outstanding shares of common stock).

        The Company had been actively seeking financing since May 2001. Company management believed that the financial markets did not respond positively to its technology portfolio at that time, which consisted of PH-10, laser technologies, N1177 (its lymphography technology) and PH-50 (its nanoparticulate diagnostic technology). As it became clear in early 2002 that a successful financing was most likely if the Company focused on a single line of business rather than attempting to focus simultaneously on development of its diagnostic business (substantially comprising PH-50 and N1177) and therapeutic business (substantially comprising PH-10 and laser technologies), the Company and the Tennessee Stockholders began negotiations leading to eventual execution of the Separation Agreement, which is an exhibit hereto. The consideration for the therapeutic business was negotiated between the Tennessee Stockholders and the Company. The Company received a fairness opinion that the corporate separation was fair to the Company's stockholders (other than the Tennessee Stockholders) from a financial point of view.

Item 5.    OTHER EVENTS.

        The Company amended its Articles of Incorporation to effect a one for four reverse split of its common stock. The new CUSIP number for the post-split common stock is 71932A-30-9.

        The Company issued a press release dated November 15, 2002, which is attached as Exhibit 99(i) hereto.

Item 6.    RESIGNATION OF REGISTRANT'S DIRECTORS.

        In connection with the corporate separation transaction described in Item 1 above, Eric A. Wachter, Ph.D. resigned from the Board of Directors of the Company. Aidan King (Elan's nominee to the Board) declined to stand for reelection at the Company's annual meeting. Elan retains the right to designate another individual to be on the Board.

        After the closing of the financing transaction, William D. McPhee and Alan D. Watson were appointed directors to fill vacancies on the Board of Directors.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

        (b) Pro Forma Financial Information. The following unaudited financial information reflects the pro forma effect of the financing on the diagnostic business as of March 31, 2002:

		$9 Million Financing(1)			$15 Million Financing(1)
	Diagnostic Business March 31, 2002
		Adjustments		Pro Forma	Adjustments		Pro Forma
Current assets
Cash and cash equivalents	$316,801	8,732,500		9,049,301	14,732,500		15,049,301
Long term debt, including accrued interest	2,408,606	(2,408,606)			(2,408,606)
Shareholders' equity
Preferred stock; par value $.01 per share; 5,000,000 shares authorized, including:
Series A Preferred Stock	137			137			137
Series B Preferred Stock	3,786	(3,786)			(3,786)
Common Stock; par value $.001 per share; 150,000,000 shares authorized	18,294	35,494	(2)	53,788	57,717	(2)	76,011
Additional paid-in capital	18,360,174	11,377,021		29,737,195	17,354,798		35,714,972
Deficit accumulated during the development stage	(11,139,421)	(267,623	)(3)	(11,407,044)	(267,623	)(3)	(11,407,044)

Total Capitalization	$9,651,576	8,732,500		18,384,076	14,732,500		24,384,076

(1)
Cash proceeds, net of $267,500 estimated expenses. At March 31, there was no debt to Tannebaum, LLC.

(2)
Common stock adjustments reflect impact on par value of issuing 33,333,333 shares ($9,000,000 financing) and 55,555,555 shares ($15,000,000 financing) at $.27 per share in the institutional offering, 507,293 shares of common at $6.00 per share from debt conversion and 1,653,806 shares of common at an exchange ratio of 4.25 shares of common per share of Series B Preferred Stock.

(3)
Adjustment to deficit accumulated during the development stage is impact of bargain feature resulting from reduction of conversion price of long term debt (including interest) from $18.00 to $6.00.

  (c) Exhibits. The following exhibits are filed with this report:

Exhibit 2(i)—Separation Agreement entered into as of July 29, 2002 by and among the following: Craig Dees, Ph.D. and Dees Family Foundation, Eric A.Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott, Ph.D. and Scott Family Investment Limited Partnership, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership and Walt Fisher 1998 Charitable Remainder Unitrust, John A. Smolik and Smolik Family LLP, Photogen Technologies, Inc., Photogen, Inc., Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum LLC (incorporated by reference to Exhibit A to the Company's DEFM 14A proxy statement filed on September 12, 2002).

Exhibit 2(ii)—Common Stock Purchase Agreement dated as of August 2, 2002 by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., New England Partners Capital, L.P. and Tannebaum LLC (incorporated by reference to Exhibit C to the Company's DEFM 14A proxy statement filed on September 12, 2002).

Exhibit 2(iii)—Amendment No. 1 to the Common Stock Purchase Agreement dated as of August 2, 2002 entered into by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., New England Partners Capital, L.P. and Tannebaum LLC (incorporated by reference to Exhibit A to the Company's DEFR 14A filing dated October 18, 2002).
Exhibit 3(i)—Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit E to the Company's DEFM 14A proxy statement filed on September 12, 2002).
Exhibit 99(i)—Press Release of the Company, dated November 15, 2002.

SIGNATURES

        In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.
By:	/s/ BROOKS BOVEROUX Brooks Boveroux, Vice President and Chief Financial Officer

Dated: November 15, 2002

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2(i)
Separation Agreement entered into as of July 29, 2002 by and among the following: Craig Dees, Ph.D. and Dees Family Foundation, Eric A.Wachter, Ph.D. and Eric A. Wachter 1998 Charitable Remainder Unitrust, Timothy D. Scott, Ph.D. and Scott Family Investment Limited Partnership, Walter Fisher, Ph.D., Fisher Family Investment Limited Partnership and Walt Fisher 1998 Charitable Remainder Unitrust, John A. Smolik and Smolik Family LLP, Photogen Technologies, Inc., Photogen, Inc., Robert J. Weinstein, M.D., Stuart P. Levine and Tannebaum LLC (incorporated by reference to Exhibit A to the Company's DEFM 14A proxy statement filed on September 12, 2002).
Exhibit 2(ii)
Common Stock Purchase Agreement dated as of August 2, 2002 by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., New England Partners Capital, L.P. and Tannebaum LLC (incorporated by reference to Exhibit C to the Company's DEFM 14A proxy statement filed on September 12, 2002).
Exhibit 2(iii)
Amendment No. 1 to the Common Stock Purchase Agreement dated as of August 2, 2002 entered into by and among Photogen Technologies, Inc., Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P., New England Partners Capital, L.P. and Tannebaum LLC (incorporated by reference to Exhibit A to the Company's DEFR 14A filing dated October 18, 2002).
Exhibit 3(i)	Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit E to the Company's DEFM 14A proxy statement filed on September 12, 2002).
Exhibit 99(i)	Press Release of the Company, dated November 15, 2002.

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  Item 1. CHANGES IN CONTROL OF REGISTRANT.
  Item 2. ACQUISITION OR DISPOSITION OF ASSETS.
  Item 5. OTHER EVENTS.
  Item 6. RESIGNATION OF REGISTRANT'S DIRECTORS.
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX